                                                                  EXHIBIT 10.13

                                  OFFICE LEASE

                              ORCHARD BUSINESS PARK

      BAKE ORCHARD PARTNERS, LLC, a California limited liability company,

                                  as Landlord,

                                      and

              BARBEQUES GALORE, INC., a California corporation,

                                  as Tenant.

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                                     INDEX

                                  PLACEHOLDER

                              ORCHARD BUSINESS PARK

                                  OFFICE LEASE

         This Office Lease (the "Lease"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between BAKE ORCHARD PARTNERS, LLC, a California limited liability company ("Landlord"), and BARBEQUES GALORE, INC., a California corporation ("Tenant").

                       SUMMARY OF BASIC LEASE INFORMATION
                       ----------------------------------

TERMS OF LEASE                             DESCRIPTION
--------------                             -----------

   1.    Date:                             March 27, 2002

   2.    Premises
         (Article 1).

         2.1   Building:                   10 Orchard

         2.2   Premises                    12,696 rentable (10,940 usable)
                                           square feet of space located on
                                           the second (2nd) floor of the
                                           Building, as further set forth
                                           in Exhibit A to the Office Lease.
                                              ---------

   3.    Lease term
         (Article 2).

         3.1   Length of Term:             Five (5) years and five (5) months.

         3.2   Lease Commencement Date:    May 1, 2002

         3.3   Rent Commencement Date:     October 1, 2002

         3.4   Lease Expiration Date:      September 30, 2007

   4.    Base Rent
         (Article 3).

                                                                    Annual
                                                Monthly           Rental Rate
                               Annual         Installment       [per Rentable
     Lease Year               Base Rent       of Base Rent       Square Foot]
     ----------               ---------       ------------       ------------
05/1/02 thru 09/30/02      $       0          $       0            $    0
  10/01/02 - 09/30/03      $ 146,472          $  12,206            $   11.54
  10/01/03 - 09/30/04      $ 152,330.88       $  12,694.24         $   12.00
  10/01/04 - 09/30/05      $ 158,424.12       $  13,202.01         $   12.48
  10/01/05 - 09/30/06      $ 164,761.08       $  13,730.09         $   12.98
  10/01/06 - 09/30/07      $ 171,351.52       $  14,279.29         $   13.50

   5.    Tenant's Share                    Approximately 16.64%
         (Article 4).

   6.    Permitted Use                     General offices uses
         (Article 5).

   7.    Security Deposit                  $0.
         (Article 21).

   8.    Address of Tenant                 Barbeques Galore, Inc.
         (Section 29.17).                  10 Orchard Road, Suite 200
                                           Lake Forest, CA 92630
                                           Attention: Sydney Selati, President
                                           Facsimile:

   9.    Address of Landlord               See Section 29.17 of the Lease.
         (Section 29.17).

  10.    Broker(s)                         Voit Commercial
         (Section 29.23).                  (Trent walker and John Griffin)
                                           ("Landlord's Broker")

                                           Zuvich Cannon Associates, Inc.
                                           (Mark Zuvich and Jeff Cannon)
                                           ("Tenant's Broker")

                                   ARTICLE 1

                  PREMISES. BUILDING. PROJECT. AND COMMON AREAS
                  ---------------------------------------------

         1.1    PREMISES, BUILDING, PROJECT AND COMMON AREAS.
                --------------------------------------------

                1.1.1   The Premises. Landlord hereby leases to Tenant and
                        ------------
Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the
                                                             -----------
Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A
                                                                      ---------
attached hereto and has the number of rentable square feet as set forth in
Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the tem1s, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perfom1 each and all of such tem1s, covenants and conditions by it to be kept and perfom1ed and that this Lease is made upon the condition of such perfom1ance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that tem1 is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that tem1 is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession to the Premises by Tenant shall conclusively establish that the Premises were at such time in good and sanitary order, conditions and repair, excepting latent defects that are not readily discoverable by Tenant prior to possession in the exercise of ordinary care. Within thirty (30) days following the execution of this Lease, Tenant may, at its option, remeasure the Premises. In the event the actual rentable square footage of the Premises, as certified by Tenant's architect or contractor, is less than the square footage for the Premises set forth in
Section 2.2 of the Summary, all rents and additional charges to be paid under this Lease shall be adjusted accordingly. The rentable square footage of the Premises shall be measured in accordance with the Building Owners and Management Association Method, approved by the American National Standards Institute (ANSI/BOMA Z65.1 -1996, as amended).

                1.1.2   The Building and The Project. The Premises are a part of
                        ----------------------------
the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project known as "Orchard Business Park." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) two other office buildings located adjacent to the Building (commonly known as 6 Orchard and 14 Orchard) and the land upon which such adjacent office buildings are located.

                1.1.3   Common Areas. Tenant shall have the non-exclusive right
                        ------------
to use in common with other tenants in the Project, and subject to the rules and regulations referred to in

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Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas are collectively referred to' herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. At no time during the Term shall Landlord materially interfere with or impair any of the following: (a) access to or from the Premises; and (b) the number of parking spaces available to Tenant and its employees and invitees.

                                    ARTICLE 2

                                   LEASE TERM
                                   ----------

         2.1    Initial Term. The terms and provisions of this Lease shall be
                ------------
effective as of the date of this Lease. The initial term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term; provided, however, that the first Lease Year shall commence on the Rent Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. Notwithstanding the foregoing Lease Commencement Date, Landlord shall provide access to the Premises to Tenant's computer technicians as soon as practicable to permit the installation of Tenant's computer network wiring, terminals and circuits prior to the completion of wall, ceiling and floor coverings. Tenant's personnel shall not interfere with or delay the progress of Landlord's installation of Tenant Improvements in the Premises. In addition, upon substantial completion of the tenant improvements (as defined in Exhibit
B), if feasible and not likely to delay or hinder the completion of the Tenant Improvements, Tenant may begin to move its furniture, fixtures and equipment into the Premises.

         2.2    RENEWAL TERM.
                ------------

                2.2.1   Renewal Options. Tenant shall have the right (each a
                        ---------------
"Renewal Option") to extend the term of this Lease for two (2) additional periods of five (5) years each (each a "Renewal Term") commencing immediately upon the expiration of the then-current Term. Tenant must have exercised the first of the two Renewal Options in order to exercise its rights with respect to the second Renewal Option. Each Renewal Term shall be upon all of the terms and conditions of this Lease except that (i) Base Rent during the first Renewal Term shall be equal to ninety five percent (95%) of the product of (x) the "Pair Market Rate" (defined below)

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at the time such Renewal Option is exercised and (y) the rentable square footage of the Premises as set forth in Section 2.2 of the Summary, and (ii) Base Rent during the second Renewal Term shall be equal to the product of (x) the Fair Market Rate at the time the second Renewal Option is exercised and (y) the rentable square footage of the Premises as set forth in Section 2.2 of the Summary. As used herein, the term "Fair Market Rate" shall mean the average of the annual -rental rates then being charged in the Foothill Ranch submarket for comparable space for leases commencing on or about the time of Tenant's exercise of the applicable Renewal Option, taking into consideration use, location and floor level of the applicable building, the location, quality and age of the building, leasehold improvements or allowances provided, rental concessions (such as abatements, lease assumptions or takeovers and moving expenses), the date that the particular rate under consideration became effective, the term of the lease under consideration, the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases and any other relevant term or condition in making such evaluation.

                2.2.2 Each Renewal Option may be exercised only by notice of exercise given by Tenant to Landlord at least six (6) months prior to the expiration of the then-current Term. Failure to timely deliver such notice of exercise shall be deemed a forfeiture of such Renewal Option and any remaining unexercised Renewal Option. In addition, no Renewal Option may not be exercised if Tenant is in uncured material default under this Lease as of the date of Tenant's exercise of such Renewal Option or on the first day of any Renewal Term.

                2.2.3 Landlord shall notify Tenant of the proposed Base Rent for the applicable Renewal Term, calculated in accordance with Section 2.2.1, within fourteen (14) days after receiving Tenant's exercise notice. If Tenant does not object to Landlord's Base Rent amount within fourteen (14) days after receiving Landlord's notice, Landlord's proposed Base Rent amount shall be binding on the parties, in which event the parties shall enter into an amendment to this Lease reciting such Base Rent Amount for such Renewal Term. However, if Tenant objects within such fourteen (14) day period, the parties shall negotiate in good faith a mutually agreeable rate for Base Rent. If the parties have not agreed prior to the date four (4) months before the commencement of the applicable Renewal Term, within ten (10) days after such date each party, at its cost, and by giving notice to the other party, shall appoint a real estate appraiser with MAI designation and at least five years' commercial appraisal experience in the area in which the Premises is located to appraise the Premises and determine the Fair Market Rate for the Premises, taking into consideration the factors described in Section 2.2.1 above. If one party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser, and the Fair Market Rate so determined by that appraiser shall be the Fair Market Rate for purposes of this Section. If two appraisers are appointed by the parties as stated above, they shall independently establish the Fair Market Rate for the Premises. If the appraisers agree, the Fair Market Rate shall be the fair rental value of the Premises as agreed by the two appraisers. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the Fair Market Rate shall be the fair rental value for the Premises as determined by the average of the two appraisals if the higher of the two appraisals is no greater than 110% of the lower of the two appraisals. If, however, the higher of the two appraisals is more than 110% higher than the lower appraisal, the two appraisers shall promptly appoint a third appraiser who shall appraise the Premises and independently determine the Fair Market Rate (taking into consideration the factors described in Section 2.2.1 above). Each of the parties shall bear one half of the cost of appointing the third

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appraiser and of paying the third appraiser's fee. The third appraiser shall have the qualifications stated above and shall further be a person who has not previously acted in any capacity for either party, unless otherwise agreed by the parties. Within thirty (30) days after the selection of the third appraiser, the Fair Market Rate shall be established as the fair rental value of the Premises as determined by an average of the three appraisers; provided, however, that if the low appraisal and/or the high appraisal are/is more than ten percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two to establish the Fair Market Rate. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall establish the Fair Market Rate for the Premises during the applicable Renewal Term. Notwithstanding the foregoing, in the event Tenant is not satisfied with the ultimate Fair Market Rate determination, Tenant may cancel its option and shall pay the costs of all appraisers.

                2.2.4 Base Rent shall increase on each anniversary of the first day of each Renewal Term to an amount equal to 103% of the Base Rent in effect during the immediately preceding twelve (12) months, payable monthly and otherwise in accordance with Article 3 below.

         2.3    Refurbishment Allowance. Landlord shall provide to Tenant an
                -----------------------
improvement allowance of up to Five Dollars ($5.00) per useable square foot of the Premises in connection with each validly exercised Renewal Option. Such allowance shall be used only for cosmetic refurbishment to the Premises such as paint and carpet and may not be applied by Tenant toward Rent or other sums due hereunder. Such allowance shall be paid by Landlord to Tenant within thirty-five (35) days following completion of such refurbishment and Landlord's receipt of invoices and unconditional lien releases from all mechanics and materialmen providing labor or materials to the Premises in connection therewith.

         2.4    Term of this Lease. The Lease Term and any Renewal Term validly
                ------------------
exercised by Tenant hereunder, unless sooner terminated pursuant to the terms hereof, shall be referred to herein collectively as the "Term."

         2.5    DELAYED OCCUPANCY.
                -----------------

                2.5.1 Notwithstanding anything to the contrary herein, if the "Tenant Improvements" (as defined in Exhibit B) are not substantially complete on or before the Lease Commencement Date, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom except as otherwise provided herein: In such event (i) the Lease Commencement Date shall be the first business day after the Tenant Improvements are substantially complete in accordance with the provisions of Exhibit B and the Final Plans, as certified by Landlord's contractor, (ii) The Rent Commencement Date shall be delayed one day for each day of delay in delivery, and (iii) Landlord shall be responsible for all of Tenant's "Holdover Costs" (defined below). Landlord shall reimburse Tenant for such Holdover Costs within thirty (30) days after receipt of a demand therefor from Tenant, such demand to be accompanied by reasonable backup documentation substantiating the amount requested by Tenant. As used herein, the term "Holdover Costs" means the total amount of base rental paid by Tenant at its current location (15041 Bake Parkway, Suite A, Irvine, California

92618), as adjusted upwards by any holdover penalties, during the period commencing on June 1, 2002 and continuing until the day on which Landlord substantially completes the Tenant Improvements (adjusted for any partial months during such period), including without limitation any fines, penalties or interest charges resulting solely from Tenant's continued occupancy at such current location (as opposed to those costs resulting from Tenant's failure to timely pay rent and other charges due under its current lease at such location) but excluding (i) any additional rent or other amounts paid by Tenant for common area maintenance charges, real estate taxes and assessments and/or insurance premiums (whether under a "triple net" or "gross" lease structure or otherwise), (ii) utility charges, and (iii) charges for items which Tenant would have been obligated to pay Landlord hereunder had Landlord Substantially Completed the Premises by the Lease Commencement Date. In the event, however, that Tenant is not able to holdover in its current premises, then "Holdover Costs" shall include the total amount of base rental paid by Tenant at any temporary office location, plus moving expenses and all associated costs of relocation, but excluding items (i), (ii) and (iii) above, only to the extent such charges are the same or less than such charges were at Tenant's current premises. Landlord shall pay the difference between the actual additional rent charges in any temporary office location and Tenant's additional rent charges in its current location. Notwithstanding the foregoing, in the event the Lease Commencement Date does not occur prior to July 31, 2002, then Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

                2.5.2 The time period over which Tenant's Holdover Costs are calculated shall be reduced one day for each day that the delay in substantial completion of the Tenant Improvements is directly or indirectly due to (i) a Tenant Delay (as defined in Exhibit B), or (ii) a "Force Majeure" delay (as such term is defined in Section 29.15 below).

                                   ARTICLE 3

                                   BASE RENT
                                   ---------

         Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4

                                ADDITIONAL RENT
                                ---------------

         4.1    General Terms. In addition to paying the Base Rent specified in
                -------------
Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the" Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable on the first day of each calendar month commencing on the Lease Commencement Date and, commencing on the Rent Commencement Date, shall be payable at the same times and in the same manner as payment of the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Term, but only to the extent such Additional Rent amounts accrue during the Term.

         4.2    Definitions of Key Terms Relating to Additional Rent. As used
                ----------------------------------------------------
in this Article 4, the following terms shall have the meanings hereinafter set forth:

                4.2.1 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

                4.2.2 "Expense Year" shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

                4.2.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities (excepting the capital costs of installing utilities and related equipment), operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of all insurance carried by Landlord in connection with the Project; (iii) the cost of landscaping, relamping, and all supplies, tools, materials used in the operation, repair and maintenance of the Project, or any portion thereof; (iv) costs incurred in connection with .the parking areas servicing the Project; (v) fees and other costs, including management fees (approximately three percent (3%) of the gross income derived from the Project), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vi) payments under any equipment rental agreements; (vii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (viii) assessments levied by any building owner's association with jurisdiction over the Project, e.g., A. J. West Ranch Owners' Association; (ix) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling. tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (xii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xiii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

         Notwithstanding the foregoing, Operating Expenses shall not include the
                                                                 ---
following:

                (i) Depreciation or amortization on the Project or any Common Areas;

                (ii) Costs of space planning, tenant improvements, marketing and advertising expenses, finders, fees, real estate brokerage commissions and attorneys' fees in connection with the negotiation and preparation of lease agreements with present or prospective tenants or occupants of the Project;

                (iii) Any and all expenses for which Landlord is reimbursed or entitled to be reimbursed (either by another tenant or occupant of the Project or an insurer, condemnor or other person or entity;

                (iv) Costs covered by any warranties under Landlord's construction .and equipment contracts;

                (v) Reserves for equipment, capital items, capital repairs or for future bad debts or rent losses of Landlord;

                (vi) Landlord's general overhead and administrative expenses not directly allocable to the operation of the Project;

                (vii) Legal expenses incident to enforcement by Landlord of the terms of any lease or occupancy agreement for the Project;

                (viii) Depreciation, interest or principal payments on any mortgage, deed of trust or other indebtedness of Landlord, or ground lease payments of any kind;

                (ix) The cost of providing any service directly to and paid directly by any tenant;

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

                (x) Any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                (xi) Cost of capital improvements, except as otherwise stated in this Section 4.2.3;

                (xii) Insurance premiums, to the extent of any refunds of those premiums, and insurance deductibles in excess of commercially reasonable levels for comparable Buildings;

                (xiii) Unless required by the holder of a mortgage or other debt instrument encumbering the Project, earthquake insurance premiums, Tenant's Share of which is in excess of $1,000 per year;

                (xiv) Landlord's costs of electricity and other utilities, items, benefits, and services that are sold or provided to other tenants or occupants but that are not offered or provided to Tenant;

                (xv) Costs, fees, and compensation paid to Landlord, or to Landlord's subsidiaries or affiliates, for services in or to the Project to the Extent that they exceed the charges for comparable services rendered by an unaffiliated third party of comparable skill, competence, stature, and reputation;

                (xvi)   Costs associated with:

                                   (1)     Operation of the business of the
ownership of the Building or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations;

                                   (2)     Landlord's general corporate or
partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building and primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the management fees; or

                                   (3)     Wages, salaries, and other
compensation paid to any executive employee of Landlord or Landlord's property manager above the grade of building manager for the Building or paid to any off-site personnel;

                (xvii) Costs incurred because any part of the Project or Common Areas violate any valid, applicable building code, regulation, or law in I effect and as interpreted by government authorities before the date ` on which this Lease is signed;

                (xviii) Costs of:

                                   (1)     Initial construction of the
Project;

                                   (2)     Additional or new construction in the
Project;

                                   (3)     Modification, alteration, or repair
of any portion of the Project due to faulty construction (other than by Tenant) or latent defects in that construction or;

                                   (4)     Correcting defects in the Project or
any equipment or fixtures appurtenant to, or used in, the Project.

                (xix) Any one-time or start-up costs or expenses relating to the development, entitlement, construction, or financing of the Project, including any' initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water conservation, sewage treatment, recycling, housing replacement or linkage fees, special assessment districts, infrastructure or transportation assessments, art programs, or parking requirements and programs, unless costs, expenses, assessments or fees under the foregoing are levied on the Project on a recurring, annual basis; or

                (xx)    Charitable or political contributions made by Landlord.

                4.2.4   TAXES.
                        -----

                        4.2.4.1 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

                        4.2.4.2  Tax Expenses shall include, without limitation:
(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies to the Project; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                        4.2.4.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.4 (except as set forth in Section 4.2.4.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iy) an increase in real property taxes assessed on the Project by reason of any new construction in. the Project. With respect to an increase in real property taxes assessed on the Project by reason of the sale, transfer, or reappraisal of the Project, increases in Operating Expenses resulting therefrom shall operate to increase Tenant's Share of Operating Expenses only once every five years.

                4.2.5   "Tenant's Share" shall mean the percentage set forth in
Section 6 of the Summary.

         4.3    ALLOCATION OF DIRECT EXPENSES.
                -----------------------------

                4.3.1   Method of Allocation. The parties acknowledge that the
                        --------------------
Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be
                                         ----
shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

         4.4    Calculation and Payment of Additional Rent. Tenant shall pay to
                ------------------------------------------
Landlord as Additional Rent, at the same time as Base Rent is paid, an amount equal to one-twelfth (1/12) of the Estimated Expenses as shown on Landlord's Estimate Statement (as such terms are defined in Section 4.4.1 below).

                4.4.1   Statement of Estimated Direct Expenses. Tenant
                        --------------------------------------
acknowledges receipt of Landlord's estimated Direct Expenses for calendar year 2002. With respect to subsequent Expense Years, Landlord shall provide Tenant with a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the ensuing Expense Year as well as Tenant's Share thereof. Landlord shall use commercially reasonable efforts to deliver an Estimate Statement for a given Expense Year at least sixty (60) days prior to the beginning of such Expense Year. Until Tenant receives an Estimate Statement from Landlord for a given Expense Year, Additional Rent for such Expense Year shall continue to be paid at the rate being paid for the Expense Year just completed, except that (i) Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of such Estimate Statement beginning on the first day of the month following the month in which Tenant receives such statement, (ii) the first payment of such Additional Rent based upon such statement shall also include such additional amount as may be necessary to compensate Landlord for any underpayment of Additional Rent for the previous calendar months in such Expense Year (if any). In addition, if, during any particular Expense Year, there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Additional Rent so that Landlord's Estimate Statement provided to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimate Statement by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the applicable Expense Year.

                4.4.2   Statement of Actual Direct Expenses and Payment by
                        --------------------------------------------------
Tenant. Landlord shall use commercially reasonable efforts to deliver to Tenant,
------
within ninety (90) days following the end of each Expense Year, a statement (the "Statement") which shall be itemized and which shall state the actual Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate Tenant's Share thereof, and which shall state the method for determining Tenant's Share. To the extent that Tenant's Share of the total actual Direct Expenses for the Project paid or incurred during a given Expense Year as shown on the Statement is different from the amount of Direct Expenses actually paid by Tenant as Additional Rent during such Expense Year (excluding charges for HV AC usage paid by Tenant for periods other than Building Hours as set forth in Article 6 below), Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of such Statement, or receive a credit on future Rent owing hereunder (or cash from Landlord within 30 days if there is no future Rent owing hereunder), as the case may be. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, any discrepancy shall be promptly adjusted by the parties.
The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Term.

         4.5    TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY
                ----------------------------------------------------
RESPONSIBLE.
-----------
                4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

                4.5.2 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

         4.6    Audit Rights. If requested by Tenant, Landlord shall permit
                ------------
Tenant to audit Landlord's books and records maintained by Landlord with respect to a given Expense Year or any portion thereof, so long as such audit is commenced within two (2) years following the last day of the Expense Year (or portion thereof) in question. Tenant shall give Landlord at least 30 day's prior written notice of its intention to conduct such an audit, which shall be conducted at Landlord's offices during usual business hours. The cost of such audit shall be borne by Tenant; provided, however, that in the event the audit reveals that the actual Direct Expenses for the Expense Year(s).in question are more than five percent (5%) less than the Direct Expenses reflected in the corresponding Statement(s) presented by Landlord which is the subject of the audit, Tenant's reasonable cost of conducting the audit shall be paid by Landlord to Tenant within ten (10) days following written request from Tenant. Any audit by Tenant shall be conducted only by licensed certified public accountants, who shall not be compensated on a contingency basis (in whole or in part).

                                   ARTICLE 5

                                USE OF PREMISES
                                ---------------

         5.1    Permitted Use. Tenant shall use the Premises solely for the
                -------------
Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which shall not be unreasonably withheld, so long as such use is consistent with other uses in the Project.

         5.2    Prohibited Uses. The uses prohibited under this Lease shall
                ---------------
include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the

United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit C, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

                                   ARTICLE 6

                             SERVICES AND UTILITIES
                             ----------------------

         6.1    Standard Tenant Services. Landlord shall provide the following
                ------------------------
services on all days (unless otherwise stated below) during the Term.

                6.1.1 Tenant has access to the heating and air conditioning ("HVAC") controls that operate the HVAC equipment serving the Premises. Utility charges incurred while operating such HVAC equipment are separately metered to the Premises and are paid by Tenant. Tenant is permitted to operate the HVAC equipment serving the Premises whenever it desires. Landlord shall insure that the HVAC units for the Premises shall be capable of maintaining a constant temperature of 70 degrees in Tenant's computer server room, 24 hours per day, seven days per week.

         Landlord shall cause the Building's HVAC system and the indoor air quality of the Common Areas of the Building and Premises to meet the standards set forth in Ventilation for Acceptable Indoor Air Quality Standard 62-1989, promulgated by the American Society of Heating, Refrigerating, and Air-Conditioning Engineers (ASHRAE), for the entire Term and for any periods during which Tenant occupies the Premises before the Lease Commencement Date.

         Landlord shall comply with the requirements of the Ventilation Rate Procedure, the Indoor Air Quality Procedure, and the maintenance requirements, recommendations, and guidelines contained in Standard 62-1989. Landlord shall further comply with any current or future laws, ordinances, rules, and regulations concerning office building indoor air quality, promulgated by any government authority having jurisdiction over the Building or persons occupying or working in the Building. Standard 62-1989, along with all applicable laws, ordinances, rules, and regulations, are referred to collectively as the "Indoor Air Quality Standard."

         If the indoor air quality of the common areas of the Premises or Building does not meet the Indoor Air Quality Standard, this condition shall be referred to as "Sick-Building Syndrome," and, in addition to any other obligations or liability of Landlord and rights and remedies of Tenant, Tenant shall have the right to terminate this Lease if such condition is not remedied by Landlord within thirty (30) days following written notice of such condition from Tenant.

                6.1.2 Landlord shall provide electrical current to the Premises of at least six (6) watts per usable square foot for Tenant's office use and lighting. Ordinary office use shall include, but shall not be limited to, the operation of office equipment, typewriters, word processors, personal computers, telephones, facsimile machines and photocopy machines. Electrical service is separately metered to the Premises. Tenant shall separately pay to the applicable utility provider the cost of all electricity consumed within the Premises, and such cost shall not be considered an "Operating Expense."

         Electricity for Tenant's lighting and other power purposes shall be at a nominal one hundred and twenty (120), plus a 220 -240 volt connection/outlet (NEMA 6-15) located in Tenant's computer server room. No electrical circuit for the supply of power for lighting or for general outlets within the Premises shall require a current capacity exceeding twenty (20) amperes. Landlord shall replace lamps, starters, and ballasts for Building standard lighting fixtures within the Premises on Tenant's request. The cost of such replacement shall be included in Operating Expenses. Tenant shall replace lamps, starters, and ballasts for non-Building standard lighting fixtures within the Premises at Tenant's expense.

                6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

                6.1.4 Landlord shall provide janitorial services to the Premises and the restrooms in the Common Areas serving the Premises, except the date of observation of the Holidays (New Years' Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion other nationally recognized Holidays), in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building, but no less than 4 times per year.

                6.1.5 Landlord shall provide non-exclusive automatic passenger elevator service, with the elevator in service (subject to normal maintenance and repair) during Building Hours and during non-Building Hours. Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

         Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HV AC, electrical, mechanical and plumbing systems.

         6.2    Overstandard Tenant Use. Tenant shall not, without Landlord's
                -----------------------
prior written consent, install or utilize any equipment within the Premises other than the office equipment described in Section 6.1.2 above (which includes Tenant's computer servers, network and equipment), nor shall Tenant without Landlord's prior written consent install lighting other than Building standard lights in the Premises. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) equal to Landlord's actual cost for such services without profit or overhead.

         6.3    Interruption of Use. Tenant agrees that Landlord shall not be
                -------------------
liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause, unless the breakage, repairs, replacements, improvements or dangerous condition (and only with respect to such items) are caused by or result from the negligence or willful misconduct of Landlord or its agents, employees or contractors; and, subject to the foregoing exceptions, such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6, unless such failure results from or is caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that Landlord, in connection with the exercise of Landlord's rights under this Section, shall not unreasonably interfere with Tenant's use and quiet enjoyment of the Premises.

         Notwithstanding the foregoing, in the event any interference or interruption in utility service to the Premises continues for more than seven
(7) full consecutive days, all rent and other charges payable under this Lease shall abate for the balance of the period of such interference or interruption, and Landlord, at its sole cost, shall provide security services for the Premises. If such interruption continues for more than thirty (30) days, Tenant shall have the right to terminate this Lease.

                                   ARTICLE 7

                                    REPAIRS
                                    -------

         Tenant shall, at Tenant's sole expense and in accordance with the terms of this Lease (including Article 8), repair and maintain in good order and condition (reasonable wear and tear excepted):

                (a) The nonstructural portions of the Premises (including all Alterations, fixtures, and furnishings); and

                (b) All systems and equipment that are located in and serve the Premises.

         Notwithstanding the foregoing, if Landlord is responsible for construction of the improvements in the Premises, Tenant shall not be responsible for the repair of any latent defects in such improvements that Landlord was required to construct, to the extent that such defects existed as of the Lease Commencement Date and were of such a nature that Tenant could not normally discover them in the exercise of reasonable diligence in Tenant's inspection of the Premises on or before the Lease Commencement Date. Landlord may, but need not, make such repairs and maintenance if:

                (c) Tenant fails to perform any repair and maintenance obligation within thirty (30) days after written notice by Landlord to Tenant of the need for such repairs and maintenance; or

                (d) Tenant fails to commence any repair and maintenance obligation for which the reasonable completion period exceeds thirty (30) days, and to diligently prosecute this obligation to completion.

         Within thirty (30) days after a written demand from Landlord (including a reasonably particularized statement), Tenant shall pay Landlord's reasonable, actual, out-of-pocket costs incurred in connection with the repairs and maintenance.

         Landlord may, but shall not be required, to enter the Premises at all reasonable times to make such repairs to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, that Landlord shall not unreasonably interfere with Tenant's use or quiet enjoyment of the Premises.

         Landlord shall repair and maintain in good order and condition (reasonable wear and tear excepted and unless damaged as a result of the negligence of Tenant, its employees, agents or contractors) :

                (a) The structural portions of the Premises, including, without limitation, the structural elements of the Tenant Improvements, floor plates, roof and structural walls;

                (b)     The Building;

                (c)     The Building systems;

                (d)     The exterior portions of the Building and the Project;
                        and

                (e) All other Common Areas located in the Building, or in or on the Project, including the parking facilities serving the Building.

         Repairs shall be made promptly when appropriate to keep the applicable portion of the Premises, Building, Project and other items in the condition described in this article. Landlord shall not be in default of its repair and maintenance obligations under this article if Landlord performs the repairs and maintenance within ten (10) days (24 hours in the event of an emergency) after written notice by Tenant to Landlord of the need for such repairs and maintenance. If, due to the nature of the particular repair or maintenance obligation, more than ten (10) days are reasonably required to complete it, Landlord shall not be in default under this article if Landlord begins work within such ten (10) day period and diligently prosecutes such work to completion within ninety (90) days following Tenant's notice. If Tenant provides notice to Landlord of an event or circumstance that requires the action of Landlord with respect to the repairs or maintenance to the Premises or the Building systems serving the Premises as set forth above, and Landlord fails to provide such action as required by the terms of this Lease within the time periods specified above, Tenant may take the required action if:

                (a) Tenant delivers to Landlord an additional written notice advising Landlord that Tenant intends to take the required action if Landlord does not begin the required repair or maintenance within ten (10) days (no additional notice shall be required in the event of an emergency) after the written notice; and

                (b) Landlord fails to begin the required work within this ten (10) day period.

         Landlord grants to Tenant a license, effective during the Term, to enter upon those portions of the Building access to which is reasonably necessary for Tenant to take such action. If such action was required under the terms of this Lease to be taken by Landlord, Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the maximum legal rate from the date these costs are incurred until the date of Landlord's repayment.

                                   ARTICLE 8

                          ADDITIONS AND AL TERA TIONS
                          ---------------------------

         8.1    Landlord's Consent to Alterations. Tenant may not make any
                ---------------------------------
improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HV AC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Premises or the Building. In the event Landlord fails to respond to any Tenant request for consent within 15 days following Tenant's request, then such consent shall be deemed granted. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding the foregoing, Tenant may make alterations, additions or changes to non-structural parts of the Premises (e.g., floor or wall coverings) that do not cost more than $20,000 without first obtaining the written consent of Landlord.

         8.2    Manner of Construction. Landlord may impose, as a condition of
                ----------------------
its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen approved by Landlord, and the requirement that, upon Landlord's request, Tenant shall at Tenant's expense remove such Alterations upon the expiration or any early termination of the Term. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Lake Forest, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally-required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building". shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to Landlord a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

         8.3    Payment for Improvements. If payment is made directly to
                ------------------------
contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work, not to exceed one percent (1 %) of such cost.

         8.4    Construction Insurance. In addition to the requirements of
                ----------------------
Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or Tenant's contractor carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article !Q of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, if the cost for such alterations exceeds $50,000.00.

         8.5    Landlord's Property. All structural Alterations and improvements
                -------------------
and permanent fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which are the property of Tenant and which have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord or constructed by Landlord pursuant to Exhibit B, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements in the Premises (other than the original Tenant Improvements), and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or repair of any damage caused by the removal of any Alterations or improvements in the Premises, Landlord, following ten (10) days written notice to Tenant, may do so and may charge the reasonable cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease; provided, however, that such indemnity shall not be applicable to any improvements or Alterations installed or placed in the Premises by Landlord, including the Tenant Improvements.

                                   ARTICLE 9

                             COVENANT AGAINST LIENS
                             ----------------------

         Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                   INSURANCE
                                   ---------

         10.1   Indemnification and Waiver. Tenant shall indemnify, defend,
                --------------------------
protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising directly or indirectly from, or relating to (i) Tenant's use and occupancy of the Premises,
(ii) any acts, omissions or negligence of Tenant, or Tenant's officers, directors, employees, agents or invitees in, on or about the Project or (iii) any breach of the terms of this Lease by Tenant, either prior to or during the Term or during periods of holdover; provided, however, that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or its agents, employees or contractors. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination, for a period of one year thereafter.

         Landlord shall indemnify, protect, defend and hold Tenant and its officers, directors, shareholders, agents, employees, representatives, successors and assigns (collectively, "Tenant Parties") harmless from and against all claims, actions, damages, liabilities and expenses (including court costs and attorneys' fees) in connection with: (a) any loss of life, personal or bodily injury and/or damage to property arising from or out of any occurrence, in or upon the Premises, Building, Common Areas and Project, occasioned wholly or in part by any act or omission of Landlord or Landlord Parties; and (b) any breach or default by Landlord of its obligations and covenants under this Lease. Landlord's obligation of indemnity shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination, for a period of one year thereafter.

         10.2   Tenant's Compliance With Landlord's Fire and Casualty Insurance.
                ----------------------------------------------------------------
Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         Landlord agrees, at all times during the Term, to carry and maintain the following insurance:

                (a) Fire and extended coverage "all risk" insurance for the entire value of the Premises, Building and Project ; and

                (b) Commercial general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, Building, Project, and Common Areas, such insurance to afford minimum protection of not less than $3,000,000 per occurrence, combined single limit.

         10.3   Tenant's Insurance. Tenant shall maintain the following
                ------------------
coverages in the following amounts.

                10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and                                  $3,000,000 each occurrence
Property Damage Liability                          $3,000,000 annual aggregate

Personal Injury Liability                          $3,000,000 each occurrence
                                                   $3,000,000 annual aggregate

                10.3.2 Property insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all non-structural improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of six months.

                10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

         10.4   Form of Policies. The minimum limits of policies of insurance
                ----------------
required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under
Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver certificates to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord, following ten days written notice to Tenant, may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor. Tenant may furnish the required coverage by blanket policies that insure other locations, provided that the coverage required under this Lease is at all times maintained.

         10.5   Subrogation. Landlord and Tenant intend that their respective
                -----------
property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION
                             ----------------------

         11.1   Repair of Damage to Premises by Landlord. Tenant shall promptly
                ----------------------------------------
notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to force majeure and subject to all other terms of this
Article 11, restore the Base Building (including the Premises and the Tenant Improvements) and such Common Areas. Such restoration shall be to substantially the same condition and class of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas reasonably deemed desirable by Landlord, provided that access to the Project, Building, Premises and any common restrooms serving the Premises shall not be materially impaired and that the parking facilities are substantially the same in terms of location and the number of parking spaces. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or wilful misconduct of Tenant or any Tenant Party, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement.

                11.1.1 In the event Landlord does not commence its repair and restoration work under this Lease within forty-five (45) days following the date of casualty and/or does not complete such repair and restoration work within one hundred twenty (120) days following the date of casualty, then Tenant may terminate this Lease upon fifteen (15) days written notice to Landlord. If, in the parties' reasonable determination, at the time of any event of damage or destruction, the Premises cannot be reconstructed within one hundred twenty (120) days following the date of casualty, then Tenant may terminate this Lease upon fifteen (15) days written notice to Landlord.

                11.1.2 If Tenant elects not to terminate this Lease in accordance with the foregoing provisions of this Section, but has elected to relocate to temporary facilities pending the completion of repair or reconstruction of the Premises, then from and after the date that is one hundred twenty (120) days from the date of casualty, Landlord shall pay to Tenant the total amount of base rental paid by Tenant at the temporary office location, plus moving expenses and all associated costs of relocation, but excluding (i) any additional rent or other amounts paid by Tenant for common area maintenance charge real estate taxes and assessments and/or insurance premiums (whether under a "triple net" or "gross" lease structure or otherwise), and (ii) utility charges, but only to the extent such charges are the same or less than such charges were at the Premises. Landlord shall pay the difference between the actual additional rent charges in any temporary office location and Tenant's additional rent charges at the Premises.

                11.1.3 Landlord and Tenant agree that if Tenant has elected not to terminate this Lease in accordance with the foregoing provisions of this Section and thereafter, the Premises are not fully reconstructed or repaired within one hundred eighty (180) days following the date of casualty, that Tenant may terminate this Lease upon fifteen (15) days written notice to Landlord.

         11.2   Landlord's Option to Repair. Notwithstanding the terms of
                ---------------------------
Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the

Premises are affected, and one or more of the following conditions is present:
(i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred twenty (120) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums);
(ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; or (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve
(12) months of the Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project.

         11.3   Waiver of Statutory Provisions. The provisions of this Lease,
                ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                    ARTICLE 12

                                    NONWAIVER
                                    ---------

         No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a signed writing. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION
                                  ------------

         If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If any portion of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property, equipment and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term pursuant to the terms of this Lease, and for moving expenses and for any loss of goodwill or other damage to Tenant's business by reason of such taking, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

         14.1   Transfers. Subject to Section 14.6 below, Tenant shall not,
                ---------
without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant (all of -the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer,
(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit
D. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants' architects', engineers' and consultants'
fees), up to a maximum aggregate fee of $1,000 per Transfer request, incurred by Landlord, within thirty (30) days after written request by Landlord, which request shall be accompanied by supporting documentation.

         14.2   Landlord's Consent. Landlord shall not unreasonably withhold,
                ------------------
condition or delay its consent to any proposed Transfer of the Subject Space to a Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

                14.2.1 The Transferee intends to use the Subject Space for purposes which are not inconsistent with other uses in the Project;

                14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

                14.2.3 The Transferee's financial condition is inadequate to support the Lease obligations of Transferee under the Transfer documents after taking into account Tenant's continued financial liability under this Lease, if any; or

                14.2.4 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time.

         If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article M (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties

(including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

         Within thirty (30) days after receiving the completed Transfer Notice, Landlord shall approve or disapprove the proposed Transfer in writing. If Landlord disapproves the Transfer, Landlord shall provide a reasonably detailed, written explanation. If Landlord fails to respond within the required time, Landlord shall, at Tenant's option, be considered to have consented to the Transfer.

         14.3   Transfer Premium. If Landlord consents to a Transfer, as a
                ----------------
condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer and (iv) all of Tenant's legal fees and costs in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3) and the Transferee's Rent under
Section 14.2 of this Lease, the Rent paid during each annual 11 period for the Subject Space, and the Transferee's Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term. The provisions of this section shall not be applicable to any Excluded Transfers under Section 14.6.

         14.4   Landlord's Option as to Subject Space. Notwithstanding anything
                -------------------------------------
to the contrary contained in this Article 14, Landlord shall have the option (except in connection with an Excluded Transfer under Section 14.6), by giving written notice to Tenant within fifteen (15) days after receipt of any notice of intent to Transfer or any Transfer Notice (with respect to either an assignment of this Lease or a sublease of the entire Premises only), to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then Landlord shall be deemed to have waived its recapture rights in connection with the subject Transfer, and, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. In the event of a recapture by Landlord, Tenant shall be released from all liability under this Lease accruing from and after such recapture.

         14.5   Effect of Transfer. If Landlord consents to a Transfer, (i) the
                ------------------
terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and
(v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.

         If this Lease is assigned, Landlord shall release Tenant from liability under this Lease for obligations accruing after the Transfer, but only if Transferee has a tangible net worth of more than $5,000,000, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied.

         14.6   Excluded Transfers. For purposes of this Lease, the following
                ------------------
Transfers shall not require the prior written consent of Landlord but shall be otherwise subject to the requirements of this Article 14: (i) a Transfer to a person or entity which controls, is controlled by or is under common control with Tenant, (ii) a merger, consolidation or other reorganization of Tenant so long as the net worth of such successor entity is not less than $5,000,000, measured immediately prior to such Transfer, or (iii) a sale to an entity or person to which Tenant may sell all or substantially all of its assets in the State of California.

         14.7   Occurrence of Default. Any Transfer hereunder shall be
                ---------------------
subordinate and subject to the provisions of ~s Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord. If Tenant shall be in uncured material default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person or entity. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

                                  ARTICLE 15

                      SURRENDER OF PREMISES: OWNERSHIP AND
                      ------------------------------------
                            REMOVAL OF TRADE FIXTURES
                            -------------------------

         15.1   Surrender of Premises. No act or thing done by Landlord or any
                ---------------------
agent or employee of Landlord during the Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. Likewise, no act or thing done by Tenant or any agent or employee of Tenant during the Term shall be deemed to constitute a surrender of the Premises unless such intent is specifically acknowledged in writing by Tenant. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sub lessees or subtenancies.

         15.2   Removal of Tenant Property by Tenant. Upon the expiration
                ------------------------------------
of the Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article ~, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs or rebuilding which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions an~ other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER
                                  ------------

         If Tenant holds over after the expiration of the Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to- month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 150% of the Rent applicable during the last rental period of the Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by

Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this
Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant (with an executed lease) founded upon such failure to surrender and any actual, substantiated lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES
                              ---------------------

         Within ten (10) days following a request in writing by either party, Landlord or Tenant shall execute, acknowledge and deliver to the other party an estoppel certificate, which, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Tenant or their lenders. Any such certificate may be relied upon by any prospective mortgagee or any purchaser of all or any portion of the Project. Failure of Tenant or Landlord to timely execute, acknowledge and deliver such estoppel certificate shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION
                                  -------------

         18.1 At the option of Landlord or a first mortgagee, this Lease shall be subordinate to any mortgage or deed of trust encumbering the Project or the Building and to any and all advances made thereunder and to interest thereon and to all modifications, renewals, replacements, and extensions thereof, provided the mortgagee or beneficiary under such mortgage or deed of trust delivers to Tenant a commercially reasonable recognition and non-disturbance agreement reasonably satisfactory to Tenant, assuring that Tenant's rights under this Lease shall be recognized and not disturbed upon foreclosure, so long as Tenant is not in uncured default under this Lease and Tenant attorns to the party acquiring title to the Premises following such foreclosure without any deductions or set-offs whatsoever. Tenant shall, within ten (10) days after request by Landlord or Landlord's lender, execute an commercially reasonable subordination agreement in connection with the foregoing as necessary to establish this Lease as subordinate to such mortgage or deed of trust. At Landlord's option or the option of Landlord's mortgagee, this lease may be made superior to any mortgage or deed of trust and Tenant shall, within ten (10) days after request, execute documents reasonably necessary to establish this Lease as superior to any such mortgage or deed of trust.

         18.2 Landlord will use commercially reasonable efforts to obtain a non-disturbance agreement reasonably acceptable to Tenant executed by Chinatrust Bank (U.S.A.), the existing beneficiary under the deeds of trust currently encumbering the Premises. If as of the Lease Commencement Date Landlord has failed to obtain such executed agreement, Tenant shall have until the date which is thirty (30) days after the Lease Commencement Date to elect to terminate this Lease on account thereof by delivering written notice of termination to Landlord.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES
                               ------------------

         19.1   Events of Default. The occurrence of any of the following
                -----------------
shall constitute a default of this Lease by Tenant:

                19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within ten days following the date when due; or

                19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety
(90) days after written notice thereof from Landlord to Tenant; or

                19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, on the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within sixty (60) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days; or

                19.1.4 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

                19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) days after written notice from Landlord; or

                19.1.6  Tenant's failure to occupy the Premises within thirty
(30) business days after the Lease Commencement Date.

         The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

         19.2   Remedies Upon Default. Upon the occurrence of any event of
                ---------------------
default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

                19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                        (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                        (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iii) (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                        (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any' special concessions made to obtain a new tenant; and

                        (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

         The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

                19.2.3 Landlord shall at all times have the right (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

         19.3   Subleases of Tenant. Whether or not Landlord elects to
                -------------------
terminate this Lease on account of any default by Tenant, as set forth in this
Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

         19.4   Form of Payment After Default. Following the occurrence of
                -----------------------------
more than two events of material monetary defaults by Tenant in any twelve month period, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by, other means approved by Landlord, notwithstanding any prior practice of accepting payments ~n any different form.

         19.5   Efforts to Relet. No re-entry or repossession, repairs,
                ----------------
maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

         19.6   Landlord's Failure to Perform. Except as otherwise
                -----------------------------
provided in Article 7, Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under this Lease unless Landlord undertakes to cure the failure within thirty
(30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible, but in all events within ninety (90) days following Tenant's notice. In the event that Landlord fails to cure any default as provided in Article 7 and this section, Tenant shall have the right to seek and exercise all remedies and rights available at law and equity, including Tenant's self-help rights set forth in
Article 7.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT
                           ---------------------------

         Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21

                                SECURITY DEPOSIT
                                ----------------

                             [Intentionally Deleted]

                                   ARTICLE 22

                          SUBSITUTION OF OTHER PREMISES
                          -----------------------------

         Landlord, following Tenant's approval, shall have the right to move Tenant to other space in the Project comparable to the Premises (and in no event smaller than the Premises), and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant at least sixty (60) days prior written notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the new location of the Premises.

                                   ARTICLE 23

                                    SIGNS
                                    -----

         23.1   Full Floors. Subject to Landlord's prior written approval, not
                -----------
to be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

         23.2   Multi-Tenant Floors. If other tenants occupy space on the floor
                -------------------
on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

         23.3   Building Signage. Landlord shall provide Tenant with space at
                ----------------
the top of the east and west-facing elevation of the Building (directed towards Bake Parkway and Orchard Road) for Tenant to install identification signage; provide, however, that the size, location, materials and design of any such signage shall be subject to Landlord's prior written approval (not to be unreasonably withheld) and the approval of the A.J. West Ranch Owners' Association and shall in any event be consistent and compatible with the design of the Building. Landlord will cooperate with Tenant to ensure that Tenant receives the right to install the maximum signage permitted under applicable laws, ordinances, and owners' association standards.

         23.4   Directory Board. At Tenant's cost, Landlord shall provide a
                ---------------
reasonable amount of space on the directory board in the Building lobby and shall affix thereto Tenant's name.

         23.5   Compliance with Laws. All signs installed by Landlord or Tenant
                --------------------
shall comply with all applicable legal requirements at the expense of the party installing such signs (unless the cost of signage has been otherwise allocated pursuant to this Article 23), and shall be installed in a good and workmanlike manner. Tenant shall at its sole cost maintain any Premises or Building signage installed by or for Tenant, shall remove such signage at the expiration of the Term or earlier termination of this Lease and shall repair any damage to the Building arising from such removal.

         23.6   Prohibited Signage and Other Items. Any signs, window
                ----------------------------------
coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW
                               -------------------

         Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then the parties agree to comply promptly with such standards or regulations. Tenant shall not be responsible for making any structural alterations to the Premises to comply with any laws. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 25

                                  LATE CHARGES
                                  ------------

         If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) ten percent (10%) and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
              ----------------------------------------------------

         26.1   Landlord's Cure. All covenants and agreements to be kept or
                ---------------
sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2 above, unless a specific time period is otherwise stated in this Lease, Landlord, following ten days written notice to Tenant, may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

         26.2   Tenant's Reimbursement. Except as may be specifically provided
                ----------------------
to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of
Section 26.1, and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD
                                -----------------

         Landlord reserves the right at all reasonable times and upon not less than 24 hours written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (with respect to prospective tenants, only during the last six months of the term), or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or

(iv) repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, provided that Landlord's actions do not unreasonably interfere with Tenant's use and quiet enjoyment of the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform janitorial service; (B) take possession due to any uncured breach of this Lease in the manner provided herein, so long as such possession is in compliance with law; and (C) perform any covenants of Tenant which Tenant fails to perform, subject to the provisions of Section 26.1. Landlord may make any such entries without the abatement of Rent, provided that Landlord's actions do not unreasonably interfere with Tenant's use and quiet enjoyment of the Premises and may take such reasonable steps as required to accomplish the stated purposes. To the extent possible, Landlord shall exercise its rights under this article at such times and in such a manner as to minimize interference with Tenant's business and occupancy of the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, provided that Landlord's actions do not unreasonably interfere with Tenant's use and quiet enjoyment of the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, and Landlord shall immediately notify Tenant of any such entry. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28

                                 TENANT PARKING
                                 --------------

         Tenant shall have the right to the nonexclusive use of the parking facilities of the Project for the parking of motor vehicles used by Tenant and the Tenant Parties only. Landlord reserves the right to make such changes to the parking facilities as Landlord may deem necessary or reasonable from time to time. The parking facilities within the Project shall also be subject to rules and regulations adopted by Landlord from time to time for the use of such facilities. The failure of Tenant or any Tenant Party to comply with such rules and regulations shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or a Tenant Party to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Article 28, Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable, upon demand by Landlord. Notwithstanding any of the foregoing to the contrary, Landlord shall designate three parking spaces close to the entrance to the Building as "Reserved for Barbeques Galore" with non-statutory signs, but Landlord shall not be responsible in the event other tenants or guests park in such spaces, and Landlord shall have no obligation to enforce such reservation.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         29.1   Terms; Captions. The words "Landlord" and "Tenant" as used
                ---------------
herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

         29.2   Binding Effect. Subject to all other provisions of this Lease,
                --------------
each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

         29.3   No Air Rights. No rights to any view or to light or air over any
                -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Ten ant's obligations under this Lease.

         29.4   Modification of Lease. Should any current or prospective
                ---------------------
mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially or adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten
(10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

         29.5   Transfer of Landlord's Interest. Tenant acknowledges that
                -------------------------------
Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

         29.6   Prohibition Against Recording. Except as provided in Section
                -----------------------------
29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

         29.7   Landlord's Title. Landlord's title is and always shall be
                ----------------
paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

         29.8   Relationship of Parties. Nothing contained in this Lease shall
                -----------------------
be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

         29.9   Application of Payments. Landlord shall have the right to apply
                -----------------------
payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

         29.10  Time of Essence. Time is of the essence with respect to the
                ---------------
performance of every provision of this Lease in which time of performance is a factor.

         29.11  Partial Invalidity. If any term, provision or condition
                ------------------
contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

         29.12  No Warranty. In executing and delivering this Lease, Tenant
                -----------
has not relied on any representations, including, but not limited to, any representation as to the amount of any item

[GRAPHIC APPEARS HERE]
comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

         29.13  Landlord Exculpation. The liability of Landlord or the Landlord
                --------------------
Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and the real property situated thereunder and all monies received and receivable therefrom, provided that in no event shall such liability extend to any insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section
29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future members, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any person or entity having an ownership interest in Landlord (legal or equitable) have any liability for the performance of Landlord's obligations under this Lease.

         Notwithstanding any of the foregoing to the contrary, neither Landlord, Landlord Parties, nor Tenant shall be liable to the other for injury or damage to, or interference with, their respective businesses, including loss of profits, loss of rents (excepting remedies provided Landlord in Article 19) or other revenues, loss of business opportunity, loss of goodwill or loss of use.

         29.14  Entire Agreement. It is understood and acknowledged that there
                ----------------
are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

         29.15  Force Majeure. Any prevention, delay or stoppage due to
                -------------
strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. If either party claims a force majeure delay under this Lease, such party shall provide the other party with written notice of such delay within ten (10) days following the occurrence of such delay, together with a time estimate as to the length of the delay.

         29.16  INTENTIONALLY OMITTED.

         29.17  Notices. All notices, demands, statements, designations,
                -------
approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is confirmed and is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or
(D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 18 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted and confirmed, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                Landlord:

                Bake Orchard Partners, LLC
                c/o Acacia Real Estate Group, Inc.
                250 Newport Center Drive
                Suite 101
                Newport Beach CA 92660
                Attention: Mr. David Pittman, Operating Member
                Facsimile: (949) 640-9906

                With a copy to:

                Buchalter, Nemer, Fields & Younger
                895 Dove Street, Suite 400
                Newport Beach, California 92660
                Attention: Adam R. Salis, Esq.
                Facsimile: (949) 720-0182

Copies of all notices and correspondence to Tenant under this Lease shall be sent to:

                Seltzer Caplan McMahon Vitek
                750 "B" Street, Suite 2100

                San Diego, California 92101
                Attention: Romy A. Selati, Esq.
                Facsimile: (619) 702-6892

         29.18  Joint and Several. If there is more than one Tenant, the
                -----------------
obligations imposed upon Tenant under this Lease shall be joint and several.

         29.19  Authority. Each individual executing this Lease on behalf of
                ---------
Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

         29.20  Attorneys' Fees. In the event that either Landlord or Tenant
                ---------------
should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

         29.21  Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be
                --------------------------------------
construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

         29.22  Submission of Lease. Submission of this instrument for
                -------------------
examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         29.23  Brokers. Landlord and Tenant hereby warrant to each other that
                -------
they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the parties designated in the Summary as "Landlord's Broker" and "Tenant's Broker" a commission pursuant to; and in accordance with a separate agreement between Landlord and Landlord's Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from [any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

         29.24  Independent Covenants. This Lease shall be construed as though
                ---------------------
the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

         29.25  Project or Building Name and Storage. Landlord shall have the
                ------------------------------------
right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire (subject to Tenant's rights under Article ___c!~ above). Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

         29.26  Counterparts. This Lease may be executed in counterparts with
                ------------
the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

         29.27  Confidentiality. Tenant acknowledges that the content of this
                ---------------
Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's employees, agents, representatives, directors, officers, financial, legal, and space planning consultants, and as required by law.

         29.28  Transportation Management. Tenant shall fully comply with all
                -------------------------
present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

         29.29  Communications and Computer Lines. Tenant may install,
                ---------------------------------
maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines,

Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

         29.30  INTENTIONALLY OMITTED.

         29.31  The Other Improvements. If portions of the Project or property
                ----------------------
adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

         29.32  Hazardous Materials. As used in this Article, the term
                -------------------
"Hazardous Material" shall mean any hazardous or toxic substance, material, or waste at any concentration that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building. Hazardous Material includes:

                (a) Any "hazardous substance," as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675);

                (b) "Hazardous waste," as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k);

                (c) Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

                (d)        Petroleum products;

                (e) Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4;

                (f)        Asbestos in any form or condition; and

                (g) Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

         Landlord shall deliver the Premises to Tenant free and clear of any Hazardous Materials. Neither Landlord nor Tenant shall utilize any Hazardous Materials within the Building, Common Areas or Project, except in compliance with the requirements of law pertaining thereto.

                (h) Tenant shall hold harmless, indemnify and defend (with counsel reasonably acceptable to Landlord) Landlord and its managers, agents, employees, representatives, successors and assigns from and against any "Environmental Damages" (as defined below) resulting from any act or omission of Tenant, its employees, agents or contractors in connection with or arising our of Tenant's use and occupancy of the Premises. Tenant's obligations under this section shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

                (i) Landlord shall hold harmless, indemnify and defend (with counsel reasonably acceptable to Tenant) Tenant and its officers, directors, shareholders, agents, employees, representatives, successors and assigns from and against any "Environmental Damages" (as defined below) resulting from any act or omission of Landlord, its employees, agents or contractors in connection with the Premises, Building, Common Area and Project. Landlord's obligations under this section shall survive the expiration or earlier termination of this Lease for a period of one (1) year.

                (j) "Environmental Damages" shall mean all claims, judgments, damages, (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, costs incurred in the clean-up or decontamination of the Premises, Building, Common Areas and Project, and any other costs and expenses (including reasonable attorneys' fees), resulting from the existence on or in, or release to, the ground or air, of Hazardous Materials in violation of, or alleged to be in violation of, the legal requirements applicable thereto, including any attorneys; fee, disbursements, consultant's fees and other costs resulting form (i) investigation and defense of any alleged claim, (ii). a directive for a governmental authority or agency, whether or not the claims or directives are g ultimately defeated, and (iii) any settlement or judgment.

         29.33  Additional Space. Tenant shall have an option, exercisable by
                ----------------
written notice to Landlord delivered to and received by Landlord at any time within the first year of the Initial Term (first five-year, five-month period) of the Lease, to lease additional space in the Building, consisting of 492 rentable square feet located in the lobby area on the second floor of the I . Building, as more fully depicted on Exhibit E, attached hereto and made a part hereof (the I, "Additional Space"), exclusive of the bathroom facilities that are located adjacent to the lobby, which shall remain as Building Common Areas.

                (a) The Base Rent for the Additional Space shall be the Base Rent payable hereunder at the time of notice to the Landlord, on a pro rata, square footage basis. Base Rent for the Additional Space shall commence on the date Landlord delivers the Additional Space to Tenant free of other tenants and occupants. All tenant improvements to the Additional Space shall be completed at Tenant's sole cost and expense, in accordance with the provisions of paragraph 4 of Exhibit B, as such provisions relate to Landlord's approval of plans and specifications for such tenant improvements. Tenant improvements constructed and installed in the Additional Space by Tenant shall be subject to the terms and provisions of Article 8 of this Lease.

                (b) Promptly after Tenant exercises this option, the parties shall enter into an amendment to this Lease that incorporates the Additional Space as part of the Premises and adjusts Tenant's Share to account for the addition of the Additional Space to this Lease. If Tenant fails to exercise its option within the period described in this Section, all of Tenant's rights to lease the Additional Space shall irrevocably terminate.

                   {signatures set forth on following page}

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                      "Landlord":

                                      BAKE ORCHARD PARTNERS, LLC,
                                      a California limited liability company

                                      By:   ___________________________________
                                            David Pittman, Operating Member

                                      "Tenant":

                                      BARBEQUES GALORE, INC., a California
                                      corporation

                                      By:   ___________________________________

                                      Its:  ___________________________________

                                    EXHIBIT A
                                    ---------

                              ORCHARD BUSINESS PARK

                               OUTLINE OF PREMISES
                               -------------------

                               Refer to Attachment
                               -------------------

                                   Exhibit A

                                    EXHIBIT B

                              ORCHARD BUSINESS PARK

                               TENANT WORK LETTER
                               ------------------

         THIS TENANT WORK LETTER ("Work Letter") is entered into by and between BAKE ORCHARD PARTNERS, LLC, a California limited liability company ("Landlord"), and BARBEQUES GALORE, INC., a California corporation ("Tenant").

                                 R E C I T A L S
                                 ---------------

         A. Concurrently with the execution of this Work Letter, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in the Lease. All terms not defined herein shall have the same meaning as set forth in the Lease. To the extent applicable, the provisions of the Lease are hereby incorporated herein by this reference.

         B. In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                                A G R E E M E N T
                                -----------------

         1.   Tenant Improvements. Landlord shall construct and, except as
              -------------------
provided below to the contrary, pay for the entire cost of constructing the tenant improvements ("Tenant Improvements") described by the plans and specifications identified below as the "Final Plans." A description and tentative schedule of the Tenant Improvements is attached hereto as Schedule 1 and incorporated by reference. Materials incorporated into the Tenant Improvements shall be of the same quality and type as those materials on the sample boards presented to Tenant.

         2.   Work Schedule. Within ten (10) days after the execution of this
              -------------
Lease, Landlord will deliver to Tenant, for Tenant's review and approval, a schedule ("Work Schedule") which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements. Landlord shall use commercially reasonable efforts to substantially complete the Tenant Improvements prior to the Lease Commencement Date specified in Section 3.2 of the Summary. The Work Schedule will set forth each of the various items of work to be done or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule will be submitted to Tenant for its approval, which approval Tenant agrees not to unreasonably withhold, and, once approved by both Landlord and Tenant, the Work Schedule will become the basis for completing the Tenant Improvements. All plans and drawings required by this Work Letter Agreement and all work performed pursuant thereto are to be prepared and performed in accordance with the Work Schedule. Landlord may, from time to time during construction of the Tenant Improvements, modify the Work Schedule as Landlord reasonably deems appropriate. If Tenant fails to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within five (5) business days after the date the Work
Schedule is first received by Tenant, the Work Schedule shall be deemed to be approved by Tenant as submitted.

                                   Exhibit B

         3.   Construction Representatives. Landlord hereby appoints the
              ----------------------------
following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter: David Pittman.

Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter: Ben Ramsey.

All communications with respect to the matters covered by this Work Letter are to made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

         4.   TENANT IMPROVEMENT PLANS.

              a. In accordance with the Work Schedule, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of promptly preparing preliminary space plans for the layout of Premises ("Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord's approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord's approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

              b. Based on the approved Space Plans, and in accordance with the Work Schedule, Landlord's architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the "Final Plans"). The Final Plans will show:
(a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the Base Building and/or within Common Areas; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Tenant for signature to confirm that they are consistent with the Space Plans. If Tenant reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Tenant agrees to' advise Landlord in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Landlord will then cause Landlord's architect to redesign the Final Plans incorporating the revisions reasonably requested by Tenant so as to make the Final Plans consistent with the Space Plans.

              c. The Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) comprised of the Building standards set forth in the written description thereof (the "Standards"); (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having

                                   Exhibit B
                                        2
jurisdiction, and all applicable insurance regulations; (iv) not require Building service beyond the level normally provided to other tenants in the Building and will not overload the Building floors; and (v) be of it nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

              d. Once approved by Landlord and Tenant, Landlord's architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Landlord's architect, with Tenant's cooperation and approval, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes, only if such changes are requested by Tenant. Tenant hereby acknowledges that any such changes will be subject to the terms of ________ below.

              e. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Base Building, the increased cost of the Base Building work caused by such changes will be paid for by Landlord.

         5.   Change Orders. Tenant may request changes to the Final Plans
              -------------
provided that (a) the changes shall not be of a lesser quality than the Standards; (b) the changes conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) the changes do not require Building service beyond the levels normally provided to other tenants in the Building with Premises of similar square footage; (d) the changes do not have any adverse affect on the structural integrity or systems of the Building; and ( e) the changes will not, in Landlord's reasonable opinion, unreasonably delay construction of the Tenant Improvements. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord's approval, Tenant shall pay to Landlord upon demand by Landlord the increased cost attributable to such change, as reasonably determined by Landlord. To the extent any such change results in a delay of completion of construction of the Tenant Improvements, then such delay shall constitute a delay caused by Tenant as described below.

         6. Construction of Tenant Improvements. Upon receipt of a building permit, Landlord's contractor shall commence and diligently proceed with the construction of the Tenant Improvements, subject to Tenant Delays (as described in Section 8 below) and Force Majeure delays.

         7.   Substantial Completion. The Tenant Improvements shall be deemed to
              ----------------------
be "substantially completed" when Landlord's contractor certifies in writing to Landlord and Tenant that Landlord: (a) is able to provide Tenant reasonable access to the Premises; (b) has substantially completed the Tenant Improvements in accordance with the Final Plans, other than decoration and minor "punch-list" type items and adjustments (which do not cost more than $1,000 to complete or repair) which do not materially interfere with Tenant's access to or use of the Premises; and ( c) has obtained a temporary certificate of Occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificate from Landlord's contractor, Tenant shall conduct a walk-through inspection of the Premises with Landlord and provide to Landlord a

                                   Exhibit B
                                        3
written punch-list specifying those decoration and other punch-list items which require completion, which items Landlord shall thereafter complete within thirty
(30) days following the walk-through.

         8.   Tenant Delays. For purposes of this Work Letter, "Tenant Delays"
              -------------
shall mean any delay in the completion of the Tenant Improvements resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the Work Schedule or any schedule delivered by Landlord to Tenant pursuant to this Work Letter; (b) Tenant's changes to the Final Plans; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Standards; or
(d) any delay of Tenant in making payment to Landlord for excess costs resulting from Tenant change orders.

         IN WITNESS WHEREOF, the undersigned Landlord and Tenant have executed this Work Letter as of the date of the Lease.

                                      "Landlord":

                                      BAKE ORCHARD PARTNERS, LLC,
                                      a California limited liability company

                                      By:   ___________________________________
                                            David Pittman, Operating Member

                                      "Tenant":

                                      BARBEQUES GALORE, INC., a California
                                      corporation

                                      By:   ___________________________________
                                      Its:  ___________________________________

                                      By:   ___________________________________
                                      Its:  ___________________________________

                                   Exhibit B
                                        4

                                   SCHEDULE 1

              Description of Tenant Improvements/Tentative Schedule

                                   [attached]

                                   Scedule I

                                    M E M O

DATE:            March 15, 2002

TO:              David Pittman
                 Bake Orchard Partners

FROM:            Rod Butterfield

SUBJECT: Barbecues Galore Tenant Improvements (L&A Job #9960.13) 10 Orchard, Lake Forest
                 Work Scope Exhibit

--------------------------------------------------------------------------------

     As discussed, the following represents the work scope for the Barbeques Galore Tenant Improvements at the 10 Orchard Building 2nd Floor space:

     1. Construct new metal stud and drywall partitions / exterior wall furring
     2.    Reconfigure lighting and HV AC ductwork per new space plan
     3.    New electrical convenience power distribution.
     4. New telecommunications/data infrastructure distribution for tenant cabling
     5.    New cabinetry in selected spaces.
     6.    New carpet in selected private offices
     7.    New vinyl composition tile in work rooms & break rooms
     8.    New doors, frames, hardware and interior side light windows
     9.    New split HV AC unit for server room
     10. Power and telecommunications/data infrastructure for tenant supplied and installed systems furniture partitions/cubicles
     11. All wall surfaces painted with building standard paint and color palette.

     All of the above is per the tenant approved floor plan and power / communication plan.

[GRAPHIC APPEARS HERE]

                                    EXHIBIT C

                              ORCHARD BUSINESS PARK

                              RULES AND REGULATIONS
                              ---------------------

         Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

         1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent, not to be unreasonably withheld. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Ten (10) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. Landlord shall re-key the locks on the entrance doors to the Premises, at its sole cost and expense, prior to Tenant's occupancy but following completion of Tenant Improvements in the Premises.

         2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

         3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the South Orange County, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously' arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

         4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be

                                   Exhibit C
scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

         5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be reasonably designated by Landlord.

         6. The requirements of Tenant will be attended to only upon application of Landlord's property manager. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

         7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written , consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

         8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same. `

         9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall (except in connection with installing its fixtures and equipment and office furniture) or in any way deface the Premises or any part thereof without Landlord's prior written consent.

         10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

         11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material.

         12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

         13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

                                   Exhibit C
                                        2
noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

         14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animal5', birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

         15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

         16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

         17. Landlord reserves the right to exclude or expel from the Project. any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

         18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

         19. Ten8:Ilt shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

         20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Lake Forest, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall reasonably designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the

                                    Exhibit C
                                        3

Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

         21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

         22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

         23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes, unless otherwise reasonably approved by Landlord. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the Common Areas.

         24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

         25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

         26. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide-may not be effective, or may malfunction or be circumvented by an unauthorized third p'4rty, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

         27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

         28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

         29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

         Landlord reserves the right at any time to change or rescind anyone or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, and shall provide Tenant with written notice of all such changes. Landlord may waive anyone or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                   Exhibit C
                                        5

                                    EXHIBIT D

                              ORCHARD BUSINESS PARK

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE
                      -------------------------------------

         The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of March _, 2002 by and between BAKE ORCHARD PARTNERS, LLC, a California limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the second (2nd) floor(s) of the office building located at 10 Orchard, Lake Forest, California, certifies as follows:

         1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto; The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

         2. The undersigned currently occupies the Premises described in the Lease, the Term commenced on , and the Term expires on , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

         3.     Base Rent became payable on.

         4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

         5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

         6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through .The current monthly installment of Base Rent is $.

         7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

         8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord.

         9. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

         10. If Tenant is a corporation or partnership, each individual executing this Estoppel certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority

                                   Exhibit D
to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

         11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

         12. Other than ordinary and customary cleaning supplies and office machine fluids, the undersigned has not used or stored any hazardous substances in the Premises.

         13. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned.

         The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

         Executed at ________________ on the ____ day of ___________, 200___.

                                           "Tenant":

                                           BARBEQUES GALORE, INC., a California
                                           corporation

                                           By:     ____________________________
                                           Its:    ____________________________

                                           By:     ____________________________
                                           Its:    ____________________________

                                   Exhibit D
                                        2

                                    EXHIBIT E

                              ORCHARD BUSINESS PARK

                           OUTLINE OF ADDITIONAL SPACE
                           ---------------------------

                                   [attached]
                                   ----------

                                   Exhibit E

[GRAPHIC APPEARS HERE]